PRO FORMA STATEMENTS OF INCOME (1) (2)                 U S WEST, INC.
(UNAUDITED)


                                    Quarter Ended          Year ended
In millions, except           Mar 31, Jun 30,Sept 30,Dec 31,  Dec 31,
 per share amounts               1998   1998   1998   1998      1998
----------------------------- ------- ----- ------- ------  ---------
OPERATING REVENUES
 Local services              $ 1,726 $1,751  $1,798 $1,829 $    7,104
 Access services                 664    669     657    670      2,660
 Directory services              305    300     314    430      1,349
 Long-distance services          204    200     202    189        795
 Other services                  104    116     132    166        518
                              ------- ----- ------- ------  ---------
Total operating rev.           3,003  3,036   3,103  3,284     12,426
                              ------- ----- ------- ------  ---------
OPERATING EXPENSES
 Employee-related              1,004  1,070   1,100  1,141      4,315
 Other operating                 660    770     647    765      2,842
 Depreciation & amort            532    535     558    574      2,199
                              ------- ----- ------- ------  ---------
Total operating exp.           2,196  2,375   2,305  2,480      9,356
                              ------- ----- ------- ------  ---------
Operating Income                 807    661     798    804      3,070

OTHER EXPENSE
Interest expense                 163    160     172    165        660
Other expense                     25     33      19     10         87
                              ------- ----- ------- ------  ---------
Income before income taxes       619    468     607    629      2,323

Income tax provision             230    184     229    232        875
                              ------- ----- ------- ------  ---------
 NET INCOME                  $   389  $ 284  $  378 $  397 $    1,448
                              ======= ===== ======= ======  =========
Basic earnings per share     $  0.78  $0.57  $ 0.75 $ 0.79 $     2.89
                              ======= ===== ======= ======  =========
Basic average shares
outstanding                    501.3  501.5   501.8  502.7      501.8
                              ======= ===== ======= ======  =========
Diluted earnings per share   $  0.77  $0.56  $ 0.75 $ 0.78 $     2.86
                              ======= ===== ======= ======  =========
Diluted average shares
 outstanding                   505.5  505.6   506.0  508.0      506.2
                              ======= ===== ======= ======  =========
Normalized diluted earnings
 per share (3)               $  0.77  $0.74  $ 0.75 $ 0.78 $     3.04
                              ======= ===== ======= ======  =========

<F1>
(1) The separation of U S WEST, Inc. into two independent companies, U S WEST, Inc. ("New U S WEST") and MediaOne Group, Inc., (the "Separation") occurred on June 12, 1998. The results for the year ended December 31, 1998 give effect to the Separation as if the business that comprised New U S WEST operated as a separate entity for the entire period presented. Additionally, the results of operations include pro forma adjustments for the assumption of indebtedness and the issuance of shares in connection with the alignment of the directory business with New U S WEST, as if the Separation had been consummated as of the beginning of the year.
<F2>
(2) The results of operations for 1998 include pro forma adjustments for the change in accounting principle to recognize revenues and expenses for directory publishing under the "point of publication" method from the "amortization" method as if the change in accounting principle had been adopted as of the beginning of each period presented. Under the "point of publication" method, revenues and expenses are recognized when the directories are delivered whereas under the "amortization" method, revenues and expenses were recognized over the lives of the directories, generally one year.
<F3>
(3) Second quarter 1998 income was normalized for $89 ($0.17 per share) for costs associated with the Separation and an asset impairment.

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